VALENZUELA CAPITAL TRUST
                           SHAREHOLDER SERVICING PLAN


     WHEREAS, Valenzuela Capital Trust ("Trust") is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Trust desires to adopt a Shareholder Servicing Plan (the "Plan") on behalf of the classes of shares of each Fund listed in Appendix A as it may be amended from time to time (each, a "Fund" and, collectively, the "Funds") and the Board of Trustees, including a majority of the Qualified
Trustees (as defined below), has determined that there is a reasonable likelihood that adoption of the Plan will benefit each class of each Fund listed in Appendix A and its shareholders;

     NOW THEREFORE, each Fund hereby adopts the Plan on behalf of each class of each Fund listed in Appendix A on the following terms and conditions:

     SECTION 1. As used in this Plan, (a) the term "interested person" shall have the meaning given it in the 1940 Act and the rules and regulations thereunder, subject to such exemption or interpretation as may be provided by the Securities and Exchange Commission or the staff thereof, and (b) the term "Qualified Trustees" shall mean the Trustees of the Trust who (i) are not "interested persons" of the Trust and (ii) have no direct or indirect financial interest in the operation of the Plan or in any Agreements.

     SECTION 2. The Trust, on behalf of each class of each Fund listed in Appendix A, may execute and deliver written agreements based substantially on the form attached hereto as Appendix B or on any other form duly approved by the Trust's Board of Trustees ("Agreements") with broker/dealers, banks and other financial institutions that are dealers of record or holders of record or which have a servicing relationship with the beneficial owners of shares of the Funds ("Servicing Agents"). Pursuant to such Agreements, Servicing Agents shall provide support services as set forth therein to their clients who beneficially own shares of a Fund in consideration of a fee payable from the assets of each class of each Fund listed in Appendix A, computed monthly in the manner set forth in such Fund's then current prospectus, at the annual rates set forth in Appendix A. The Trust's distributor, administrator and adviser, and their respective affiliates, are eligible to become Servicing Agents and to receive fees under the Plan. All expenses incurred by a class of shares of a Fund in connection with the Agreements and the implementation of the Plan shall be borne entirely by the holders of that class of shares.

     SECTION 3. The Trust's Officers shall monitor, or shall cause the Trust's administrator to monitor, the arrangements pertaining to the Trust's Agreements with Servicing Agents.

     SECTION 4. The Plan shall be effective with respect to each class of a Fund listed on Appendix A, (or each class of a Fund added to Appendix A from time to time): (a) on the date upon which it is approved for such class by vote of a majority of the Trustees of the Trust,

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including  a majority  of the  Qualified  Trustees,  cast in person at a meeting called for the purpose of voting on the approval of the Plan for such class;  or
(b) on the date the class commences operations, if such date is later.

     SECTION 5. Unless earlier terminated, the Plan shall continue in effect for a period of one year from its effective date and shall continue thereafter for successive annual periods, provided that such Plan is reapproved at least annually, with respect to a class or classes of shares of a Fund by vote of a majority of the Trustees of the Trust, including a majority of the Qualified Trustees, cast in person at a meeting called for the purpose of voting on such reapproval.

     SECTION 6. So long as the Plan is in effect, the Trust shall provide, or shall cause the Trust's administrator to provide, to the Trust's Board of Trustees, and the Trustees shall review, at least quarterly, a written report of the amounts expended pursuant to the Plan and the purposes for which such expenditures were made.

     SECTION 7. The Plan may be amended at any time with respect to a class or classes of shares of a Fund by the Trustees of the Trust, provided that any material amendment of the terms of the Plan (including a material increase of the fee payable hereunder) shall become effective only upon the approvals set forth in Section 5.

     SECTION 8. The Plan may be terminated with respect to any class at any time by vote of a majority of the Qualified Trustees.

     SECTION 9. While the Plan is in effect, the selection and nomination of the Trustees who are not interested persons of the Trust shall be committed to the discretion of such Trustees who are not interested persons of the Trust.

     SECTION 10. Notwithstanding anything herein to the contrary, no Fund or class of shares shall be obligated to make any payments under the Plan that exceed the maximum amounts payable under Rule 2830 of the Conduct Rules of the National Association of Securities Dealers, Inc.

     SECTION 11. The Trust shall preserve copies of the Plan, each Agreement, and each written report presented to the Trust's Board of Trustees pursuant to
Section 6 hereof, for a period of not less than six years from the date of the Plan, Agreement or report, as the case may be, the first two years in an easily accessible place.

     SECTION 12. The provisions of the Plan are severable for each class of each Fund listed in Appendix A, and whenever any action is to be taken with respect to the Plan, such action shall be taken separately for each such class affected.

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                                   APPENDIX A

        Funds and Share Classes             Maximum Shareholder Servicing Fee
--------------------------------------------------------------------------------
VCP Mid-Cap Value Fund
   Class A                                                0.25%
   Class I                                                0.25%
VCP Small-Cap Value Fund
   Class A                                                0.25%
   Class I                                                0.25%

Approved by the Board of Trustees: October 1, 1999

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

                                   APPENDIX B

                            VALENZUELA CAPITAL TRUST
                     FORM OF SHAREHOLDER SERVICING AGREEMENT

     THIS SHAREHOLDER SERVICING AGREEMENT ("Agreement"), dated as of [____________], 1999, is made between Valenzuela Capital Trust (the "Trust"), a Delaware business trust, on behalf of the classes of shares of the Funds of the Trust listed in the attached Appendix, as it may be amended from time to time, (each a "Class" and a "Fund" and, collectively, the "Classes" and the "Funds"), and _______________, as shareholder servicing agent ("Servicing Agent");

     WHEREAS, shares of beneficial interest of a Fund of the Trust (the "Shares") may be purchased or redeemed through a broker/dealer or financial institution that has entered into a shareholder servicing agreement with the Trust on behalf of the Fund; and

     WHEREAS, the Servicing Agent wishes to facilitate purchases and redemptions of Shares by its customers (the "Customers") and wishes to act as the Customers' agent in performing certain administrative functions in connection with transactions in Shares and to provide related services to the Customers in connection with their investments in a Fund; and

     WHEREAS,  it is in the best  interests of the Funds to make the services of
the  Servicing   Agent  available  to  the  Customers  who  are  or  may  become shareholders of the Funds;

     NOW THEREFORE, the Trust, on behalf of its Funds, and the Servicing Agent hereby agree as follows:

     1. Appointment. The Servicing Agent hereby agrees to perform certain shareholder services with respect to the Funds listed in the attached Appendix. The Servicing Agent's appointment is not exclusive.

     2.   Services to be Performed.

          2.1. Shareholder Services. The Servicing Agent shall be responsible for:

          (a) establishing and maintaining accounts and records relating to Customers that invest in Shares;

          (b)  answering  Customer   inquiries   regarding  account  status  and
               history, and the manner in which purchases, exchanges and redemptions of Shares may be effected;

          (c) assisting Customers in designating and changing dividend options (as available), account designations and addresses;

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

          (d)  processing  and  verifying  purchase,   redemption  and  exchange
               transactions;

          (e) processing and verifying the wiring or other transfer of funds to and from Customer accounts in connection with Customer orders to purchase or redeem Shares;

          (f) furnishing (either separately or on an integrated basis with other reports sent to the Customer), or monitoring the furnishing of, account statements and confirmations of transactions in the Customer's account;

          (g) providing necessary personnel and facilities to establish and maintain Customer accounts and records and to provide the other services contemplated hereby;

          (h) providing such other shareholder liaison or related services as the Funds or a Customer may reasonably request.

          2.2. Standards. All services to be performed by the Servicing Agent hereunder shall be performed in a professional, competent and timely manner, subject to the supervision of the Board of Trustees and Officers of the Trust. Any detailed operating standards or procedures to be followed by the Servicing Agent in performing the services described above shall be determined from time to time by mutual agreement between the Servicing Agent and the Trust. The Servicing Agent shall act as agent for Customers only and shall have no authority to act as agent for the Funds.

     3. Fees. As full compensation for the services described in Section 2 and expenses incurred by the Servicing Agent, the Servicing Agent shall receive a fee, payable by each of the Classes of Shares of the Funds as indicated in the attached Appendix. This fee will be payable as agreed by the Funds and the Servicing Agent, but no more frequently than monthly. Notwithstanding anything herein to the contrary, the Trust shall not be obligated to make any payments under this Agreement that exceed the maximum amounts payable under Rule 2830 of the Conduct Rules of National Association of Securities Dealers, Inc. The fees indicated in the attached Appendix constitute all fees to be paid to the Servicing Agent by the Trust for providing the shareholder services contemplated hereby.

     4. Information Pertaining to the Shares. The Servicing Agent and its officers, employees and agents are not authorized to make any representations concerning the Trust, a Fund or the Shares of any Class except to communicate to Customers accurately factual information contained in the relevant Fund's prospectus and statement of additional information and objective historical performance information. During the term of this Agreement, the Funds agree to furnish the Servicing Agent all prospectuses, statements of additional information, proxy statements, reports to shareholders, sales literature, or other materials the Funds distributes generally to shareholders of the Funds or the

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

          public. The Funds shall furnish or otherwise make available to the Servicing Agent such other information relating to the business affairs of the Funds as the Servicing Agent may, from time to time, reasonably request in order to discharge its obligations hereunder.

     5. Security. The Servicing Agent represents and warrants that various procedures and systems that it has implemented with regard to safeguarding from loss or damage attributable to fire, theft or any other cause the Trust records and other data and the Servicing Agent's records, data, equipment, facilities and other property used in the performance of its obligations hereunder are adequate; and that it will make such changes therein from time to time as in its judgment are required for the secure performance of its obligations hereunder.

     6. Compliance with Laws. The Servicing Agent shall comply with all applicable federal and state laws and regulations. The Servicing Agent represents and warrants to the Trust that the performance of all its obligations hereunder will comply with all applicable laws and regulations, the provisions of its charter documents and by-laws and all material contractual obligations binding upon the Servicing Agent.

     7. Force Majeure. The Servicing Agent shall not be liable or responsible for delays or errors by reason of circumstances beyond its control, including, but not limited to, acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdown, flood or catastrophe, acts of God, insurrection, war, riots or failure of communication systems or power supply.

     8. Indemnification. To the extent that the Servicing Agent acts in good faith and without negligence or willful misconduct, Servicing Agent shall not be responsible for, and the Fund shall indemnify and hold the Servicing Agent harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liabilities arising out of and attributable to all actions of Servicing Agent, its directors, officers and employees taken pursuant to this Agreement. The Servicing Agent shall indemnify and hold the Fund harmless from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liabilities arising out of or attributable to the lack of good faith, negligence or willful misconduct of the Servicing Agent, its directors, officers and employees in the performance of the Servicing Agent's obligations under this Agreement.

     9. Representations. By your written acceptance of this Agreement, you represent, warrant and agree that: (i) the compensation payable to you in connection with the investment of your Clients' assets in Shares will be disclosed by you to your Clients, will be authorized by your Clients and will not be excessive; and (ii) the services provided by you under this Agreement will in no event be primarily intended to result in the sale of Shares.

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

     10. Termination. Notwithstanding anything herein to the contrary, this Agreement may be terminated at any time, without payment of any penalty, by either party upon ninety (90) days written notice to the other party.

     11. Non-Exclusivity. Nothing in this Agreement shall limit or restrict the right of the Servicing Agent to engage in any other business or to render services of any kind to any other corporation, firm, individual or association. Nothing in this Agreement shall limit or restrict the right of the Trust to engage other broker/dealers or financial institutions to perform the same or similar services for their customers that invest in Shares.

     12. Amendments. This Agreement shall become effective upon receipt by us of a signed copy hereof, and shall cancel and supersede any and all prior Shareholder Servicing Agreements or similar arrangements or contracts relating to the provision of shareholder services. Any amendments to this Agreement shall be deemed accepted by you, and will take effect with respect to, and on the date of, any provision of shareholder services by you after the date set forth in any notice of amendment sent by us to you.

     13. Limitation of Liability. The Servicing Agent hereby agrees that obligations assumed by the Trust pursuant to this Agreement shall be limited in all cases to the Funds and their assets and that the Servicing Agent shall not seek satisfaction of any such obligations from the Board of Trustees or any individual Trustee of the Trust. The Servicing Agent further agrees that all obligations of a Fund hereunder shall be solely the obligations of such Fund.

     14. Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed as of the day and year first stated above.

                                   VALENZUELA CAPITAL TRUST,
                                   on behalf of the classes of shares of the Funds listed in the attached Appendix


                                   By:________________________________
                                   Name:  [Officer of Trust]
                                   Title: [Title or Officer]

                                   [NAME OF SERVICING AGENT]


                                   By:________________________________
                                   Name:  [Officer of Servicing Agent]
                                   Title: [Title of Officer]

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                                    APPENDIX

[Applicable Funds of Valenzuela Capital Trust to be inserted]

Approved as to Form: October 1, 1999

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